Exhibit 10.10(a)
     List of Executive Officers who are parties to Amended and Restated Management Agreements with InfraSource Services, Inc. in the form filed with the SEC as Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 2006
Terence R. Montgomery
Lawrence Coleman (1)
Paul M. Daily
Deborah C. Lofton (1)
Peter Walier (1)
R. Barry Sauder (1)
(1)  The management agreements with these executive officers provide severance benefits that are reduced from the aggregate severance benefits described in the form of management agreement filed with the SEC, with such differences based upon length of service and areas of responsibility with the Company.